EXHIBIT 10.20

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[LOGO]    LOAN AND INVESTMENT BANK, F.S.B.
          "A Federal Savings Bank"



James M. Roche
Small Business Lending Manager


     March 4, 1997

     Mr. Thomas W. DeJordy
     Cafe La France, Inc.
     216 Weybosset Street
     Providence, RI  02903

     Re:   Release of Lien Position on Tangible Assets Located at
           1255 Reservoir Avenue, Cranston, RI

Dear Mr. DeJordy:

     You have requested the Bank's permission for CLF2, a Rhode Island Corporation and subsidiary of Cafe La France, Inc., (the "Company"), to borrow up to $250,000 pursuant to the attached form of Promissory Note, (the "Bridge Note"), to be used as bridge financing until such time a public offering of corporate stock is consummated. The Note is to be secured by (i) Collateral Assignment of the Company's lease for 1255 Reservoir Avenue, Cranston, RI (the "Cranston Location"); (ii) a Security Agreement covering all Company owned tangible assets depicted on the attached Exhibit A and located at 1255 Reservoir Avenue, Cranston, RI as well as other Company assets associated with the Cranston Location including the franchise agreement, goodwill and other such intangible assets (collectively, the "Cranston Assets"), and (iii) the guaranty of Cafe La France, Inc. (the sole shareholder of the Company), and Thomas W. DeJordy (collectively, the "Bridge Loan Security Documents").

     In the event of default by the Company under the Bridge Note, the Bank agrees to release its lien against the Cranston Location and at the request of the Bridge Lender execute the appropriate UCC-3 financing statements to effectuate the above agreement. The Bank further acknowledges that in the event of default by the Company under the Bridge Note, the Bridge Lender may exercise its rights under the Bridge Loan Security Documents and take over the operation and ownership of the Cranston store as a franchise of the Company under the Company's standard franchise agreement terms (with the exception of the franchise fee which is waived).

     It is further understood and agreed that consideration for this agreement is given in order to enable Cafe La France, Inc. to proceed with a public offering of stock which will be completed in the next six (6) months and which is expected to raise at least $2.5 million dollars for Cafe La France, Inc. and the Company. Once the offering is consummated, it is agreed that such bridge financing will be repaid and all such liens associated with the transaction be terminated.


Sincerely,

/s/ James M. Roche

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244 Weybosset Street, Providence, RI 02903-3774  1-800/223-1700 Fax 401/453-3865